Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-146804) pertaining to the DuPont Fabros Technology, Inc. 2007 Equity Compensation Plan of our report dated February 26, 2008, with respect to the consolidated financial statements and schedule of DuPont Fabros Technology, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

McLean, Virginia

February 26, 2008